EXHIBIT 99.1

NASDAQ: EPMD	For Further Information Contact:
FOR IMMEDIATE RELEASE	Matthew C. Hill, Chief Financial Officer
(856) 753-8533

MKR Group, LLC
Charles Messman, Todd Kehrli
(626) 395-9500

EP MEDSYSTEMS ANNOUNCES $10.0 MILLION EQUITY FINANCING

WEST BERLIN, NJ (March 27, 2006) — EP MedSystems, Inc. (NASDAQ: EPMD), a market leader in electrophysiology products used in cardiac rhythm management, today announced that it has entered into agreements with new and existing shareholders to purchase $10.0 million (approximately $9.5 million after offering costs) of its common stock in a private placement . C.E. Unterberg, Towbin, LLC acted as placement agent for this transaction.

EP MedSystems issued 3.78 million shares of common stock at a price of $2.25 per share to new and existing shareholders. FatBoy Capital, LP purchased a total of approximately 617,000 shares of common stock at market value ($2.43 per share) in accordance with NASDAQ market rules. David Jenkins, Chairman, CEO and President of EP MedSystems, Inc. is a managing member of Fatboy Capital’s general partner. No warrants were issued in the transaction.

Mr. Jenkins stated “We are pleased to have brought additional equity financing into the Company and intend to use the proceeds to support our sales, marketing, and clinical development efforts. We believe the additional resources will help us better realize value from our innovative product lines.”

The shares of Common Stock have not been registered under the Securities Act of 1933, as amended, and may not be subsequently offered or sold by the investors absent registration or an applicable exemption from the registration requirements. EP MedSystems has agreed to file a registration statement covering resales of the Common Stock by the investors.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale of any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

About EP MedSystems:

EP MedSystems develops and markets cardiac electrophysiology (“EP”) products used to diagnose and treat certain cardiac rhythm disorders. The Company’s EP product line includes the EP-WorkMate® Electrophysiology Workstation with RPM™ Real-time Position Management™ navigation technology, the EP-4™ Computerized Cardiac Stimulator, fixed and deflectable diagnostic electrophysiology catheters and related disposable supplies, the ALERT® System and ALERT family of internal cardioversion catheters, and the ViewMate® intracardiac ultrasound catheter imaging system. For more information, visit our Website at www.epmedsystems.com.

Forward Looking Statements:

This Release may contain certain statements of a forward-looking nature relating to future events or the future financial performance of the Company. Forward-looking statements include information concerning our possible or assumed future results of operations and statements preceded by, followed by or including the words “believes”, “expects”, “anticipates”, “intends”, “plans”, “estimates”, or similar expressions. Such forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. Such forward-looking statements are only predictions and are subject to risks and uncertainties that could cause actual results or events to differ materially and adversely from the events discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, EP MedSystems’ history of losses, uncertainty of market acceptance of our products and level of sales, uncertainty of future profitability and future liquidity needs; possible costs, fines or penalties that may be incurred in connection with government inquiries and investigations and risks regarding regulatory approvals and demand for new and existing products, as stated in the Company’s Annual Report filed on Form 10-KSB and quarterly reports filed on Form 10-Q.

EP MedSystems cautions investors and others to review the cautionary statements set forth in this press release and in EP MedSystems’ reports filed with the Securities and Exchange Commission and cautions that other factors may prove to be important in affecting the EP MedSystems’ business and results of operations. Readers are cautioned not to place undue reliance on this press release and other forward-looking statements, which speak only as of the date of this press release. EP MedSystems undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.